UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2008

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 23, 2008, Oscient Pharmaceuticals Corporation (the “Company”) issued a News Release announcing that it had received notification from NASDAQ OMX (“NASDAQ”) stating that, given the current extraordinary market conditions, NASDAQ has extended the temporary suspension of the rules requiring a minimum market value of publicly held shares (“MVPHS”) and a minimum $1 closing bid price by 90 days. NASDAQ will not take any action to delist any security for these requirements during the suspension period. These rules will be reinstated on Monday, April 20, 2009.

On October 2, 2008, the Company received notice from the NASDAQ that its MVPHS had closed below the minimum $15 million threshold set forth in Marketplace Rule 4450(b)(3) and that the Company had 90 calendar days to regain compliance with the MVPHS requirement. The Company estimates that it will now have until July 6, 2009 to regain compliance by evidencing a minimum $15 million MVPHS for 10 consecutive business days. If the Company does not regain compliance with the minimum MVPHS requirement by July 6, 2009, the Company will receive written notification of delisting from NASDAQ and at that time will be entitled to request a hearing before a NASDAQ Listing Qualifications Panel to present its plan to regain compliance with the MVPHS requirement.

ITEM 8.01.	OTHER EVENTS.

On December 23, 2008, the Company issued a News Release with respect to the NASDAQ suspension of the enforcement of the rules requiring a minimum MVPHS of $15 million and a minimum $1 closing bid price, as further described in Item 3.01 hereof and incorporated by reference herein. A copy of the News Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	News Release issued by Oscient Pharmaceuticals Corporation on December 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Executive Vice President & Chief Financial Officer

Date: December 23, 2008